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                            Willkie Farr & Gallagher
                              One Citicorp Center
                              153 East 53rd Street
                         New York, New York 10022-4677




December 24, 1997




Cowen Series Funds, Inc.
Financial Square
New York, New York 10005


         Re: Cowen Series Funds, Inc.
             Registration Statement on Form N-1A
             (File No. 333-40327)


Dear Sirs:

         We have acted as counsel for Cowen Series Funds, Inc., a Maryland corporation (the Fund"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and the Investment Company Act of 1940, as amended, of a Registration Statement on Form N-1A (File No. 333-40327) (the "Registration Statement"), relating to the public offering of an indefinite number of shares of the common stock, par value $.001 per share (the "Shares"), of the Fund.

         We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Based upon the foregoing, we are of the opinion that:

         1. The Fund is duly organized, validly existing and in good standing under the laws of the State of Maryland.



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         2.       The Shares to be offered for sale pursuant to the Registration
                  Statement are, to the extent of the number of Shares of each class authorized to be issued by the Fund in its charter, duly authorized and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued, fully paid and nonassessable.

         Insofar as this opinion relates to the law of the State of Maryland, we are relying upon the opinion of Venable, Baetjer and Howard, a copy of which is being delivered with this opinion and which we believe to be satisfactory in form and substance.

         We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us in the Statement of Additional Information forming a part of the Registration Statement. In giving our consent, however, we do not concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder.

                                                  Very truly yours,



                                                  /s/ Willkie Farr & Gallagher